UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2021

Big Cypress Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 W. 41st Street, Suite 202

Miami Beach, FL 33140
(Address of Principal Executive Offices) (Zip Code)

(305) 204-3338

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one half of one redeemable warrant	BCYPU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	BCYP	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	BCYPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 20, 2021, Big Cypress Acquisition Corp. (“Big Cypress” or the “Company”) held a special meeting (the “Special Meeting”) of the stockholders of the Company virtually via live webcast at https://www.cstproxy.com/bigcypressaccorp/2021, at which holders of 11,825,012 shares of common stock were present in person or by proxy, representing 79.94% of the voting power of the shares of the Company’s common stock as of September 17, 2021, the record date for the Special Meeting (stockholders of record as of the close of business on the record date are referred to herein as “Stockholders”). Each of the proposals listed below is described in more detail in the Company’s definitive proxy statement/prospectus filed with the United States Securities and Exchange Commission on September 24, 2021 (the “Proxy Statement”). A summary of the voting results at the Special Meeting for each of the proposals is set forth below:

Proposal No. 1: The Stockholders approved and adopted Agreement and Plan of Merger, dated as of June 21, 2021, as amended August 12, 2021 (the “Merger Agreement”), by and among Big Cypress, Big Cypress Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Big Cypress, and SAB Biotherapeutics, Inc., a Delaware corporation (“SAB Biotherapeutics”), and the transactions contemplated thereby, which will ultimately result in SAB Biotherapeutics becoming a wholly-owned direct subsidiary of the Company. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,622,247	202,765	0	N/A

Proposal No. 2: The Stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation, which are reflected in the proposed Second Amended and Restated Certificate of Incorporation of Big Cypress (the “Proposed Charter”) (which, if approved, would take effect upon consummation of the Business Combination) the full text of which is attached to the Proxy Statement as Annex C. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,420,247	202,765	202,000	N/A

Proposal No. 3: The Stockholders approved a proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Rules 5635(a), (b) and (d), the issuance of more than 20% of the issued and outstanding shares of the Company’s common stock in connection with the transactions contemplated by the Business Combination Agreement, and the potential change of control in connection with the Business Combination. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,420,247	202,765	202,000	N/A

Proposal No. 4: The Stockholders approved a proposal to approve and adopt the 2021 Incentive Plan, including the authorization of the initial share reserve thereunder. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,237,288	385,724	202,000	N/A

Proposal No. 5: The Stockholders approved a proposal to approve and adopt the Employee Stock Purchase Plan, including the authorization of the initial share reserve thereunder. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,417,230	204,767	203,015	N/A

Proposal No. 6: The Stockholders approved the election of the seven directors named in the Proxy Statement to serve, effective upon the closing of the Business Combination, staggered terms on the Board until the 2021, 2022 and 2023 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified.

The voting results with respect to the election of Samuel J. Reich were as follows:

For	Withhold	Broker Non-Votes
11,619,707	205,305	N/A

The voting results with respect to the election of Jeffrey G. Spragens were as follows:

For	Withhold	Broker Non-Votes
11,620,232	204,780	N/A

The voting results with respect to the election of Christine Hamilton, MBA were as follows:

For	Withhold	Broker Non-Votes
11,620,730	204,282	N/A

The voting results with respect to the election of William Polvino, MD were as follows:

For	Withhold	Broker Non-Votes
11,620,232	204,780	N/A

The voting results with respect to the election of Mervyn Turner, PhD were as follows:

For	Withhold	Broker Non-Votes
11,620,232	204,780	N/A

The voting results with respect to the election of David Link, MBA were as follows:

For	Withhold	Broker Non-Votes
11,620,232	204,780	N/A

The voting results with respect to the election of Eddie J. Sullivan, PhD were as follows:

For	Withhold	Broker Non-Votes
11,620,207	204,805	N/A

Proposal No. 7: The Stockholders approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal or the Director Election Proposal. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
10,984,899	840,113	0	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG CYPRESS ACQUISITION CORP.

By:	/s/ Samuel J. Reich
Name:	Samuel J. Reich
Title:	Chief Executive Officer & Chief Financial Officer

Dated: October 21, 2021